UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2008

RIDGEWOOD ENERGY T FUND, LLC
(Exact name of registrant as specified on its charter)

Delaware	000-52578	27-0141421
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant’s address and telephone number:
1314 King Street, Wilmington, Delaware 19801
(302) 888-7444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments

          On November 11, 2008, Ridgewood Energy T Fund, LLC (the “Fund”) was informed by Mariner Energy, Inc. (“Mariner”), the operator, that the exploratory well being drilled on the Garden Banks 334 (“Eos Project”) lease block did not have commercially productive quantities of either gas or oil and has been determined to be an unsuccessful well, or dry hole. The Fund owns a 12% working interest in the Eos Project.

          As a result of the dry hole, the Fund estimates that during the fourth quarter of 2008, the Fund will incur a $2.3 million charge. The Fund does not expect this dry hole to result in any significant additional expenditures.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RIDGEWOOD ENERGY T FUND, LLC

Date: November 13, 2008	By:	/s/ Kathleen P. McSherry

Kathleen P. McSherry
Executive Vice President and Chief Financial Officer